Exhibit 99.1


FOR IMMEDIATE RELEASE         INVESTOR:   DANIEL M. HEALY
                                          EXECUTIVE VICE PRESIDENT
                                          CHIEF FINANCIAL OFFICER
                                          631-844-1258

                              PRESS:      KEKST AND COMPANY
                                          ROBERT D. SIEGFRIED
                                          212-521-4832


                       NORTH FORK EXTENDS DIME OFFER


            MELVILLE, N.Y. - JUNE 27, 2000 - NORTH FORK BANCORPORATION, INC. (NYSE:NFB) announced today that, in accordance with its previously disclosed intention, it has extended its pending exchange offer to acquire Dime Bancorp, Inc., until 12:00 midnight, New York City time, on July 31, 2000. Based on the most recent report from North Fork's exchange agent, approximately 18.5 million Dime common shares have been tendered to North Fork to date.

As previously announced, North Fork will hold a Conference Call today at 2:00 pm (EDT) for the investment community and media. On the call, John Adam Kanas, Chairman, President and Chief Executive Officer of North Fork Bancorporation will make a statement regarding North Fork's offer and its proxy solicitation regarding Dime Bancorp., Inc.

                                 * * * * *

Investors and security holders are advised to read North Fork's registration statement and tender offer statement with respect to its exchange offer for Dime common stock, North Fork's proxy statement with respect to North Fork's proposed solicitation of proxies from Dime stockholders in connection with Dime's 2000 annual meeting of stockholders, and any amendments or supplements to any of such documents (when they become available), because each of these documents contains, or will contain, important information. Investors and security holders may obtain a free copy of the exchange offer registration statement, the tender offer statement, the proxy statement, any amendments or supplements to any of such documents (when they become available), and any other documents filed by North Fork with the SEC, at the SEC's Internet web site at www.sec.gov. Each of these documents may also be obtained free of charge by overnight mail or direct electronic transmission by calling North Fork's information agent, D.F. King & Co., Inc. toll- free at 1-800-755-7250.